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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): May 17, 2002


                                   TANOX, INC.
             (Exact name of registrant as specified in its charter)




          Delaware                    000-30231                   76-0196733
(State or other jurisdiction     (Commission File No.)         (I.R.S. Employer
      of incorporation)                                      Identification No.)



   10301 Stella Link, Suite 110, Houston, Texas            77025-5497
     (Address of principal executive offices)              (Zip code)



        Registrant's telephone number, including area code: 713-578-4000
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Item 4. Changes in Registrant's Certifying Accountants

On May 17, 2002, the Board of Directors of Tanox, Inc. (the "Company"), upon the recommendation of its Audit Committee, approved the dismissal of Arthur Andersen LLP ("Andersen") as the Company's independent auditors. The decision to change auditors is not a reflection on Andersen's capabilities, commitment or quality of service to Tanox. During its 14-year relationship as the Company's auditor, the Andersen team exhibited the highest degree of professionalism and quality service. A new independent public accounting firm has not yet been engaged to act as the Company's independent auditors.

Andersen's reports on the Company's consolidated financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000 and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Andersen's letter, dated May 23, 2002, stating its agreement with such statements.

Item 7. Financial Statements and Exhibits

(c) Exhibits

16 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 23, 2002.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 23, 2002                         TANOX, INC.



                                            By: /s/ Jeffrey Organ
                                               ------------------------
                                               Jeffrey Organ
                                               Chief Operating Officer